Exhibit 99.1

FOR IMMEDIATE RELEASE

July 24, 2019

NextGen Healthcare, Inc. Reports Fiscal 2020 First Quarter

IRVINE, Calif. – (BUSINESS WIRE) – NextGen Healthcare, Inc. (NASDAQ: NXGN), the leading provider of ambulatory-focused healthcare technology solutions, announced today its fiscal 2020 first quarter ended June 30, 2019 operating results.

Fiscal 2020 First Quarter Highlights

On a GAAP basis, revenue for the fiscal 2020 first quarter was $131.9 million compared to $133.2 million a year-ago.

On a GAAP basis, net income for the fiscal 2020 first quarter was $1.2 million, compared with net income of $2.6 million in the fiscal 2019 first quarter.

On a GAAP basis, fully diluted net income per share was $0.02 in the fiscal 2020 first quarter compared to net income per share of $0.04 per share for the same period a year ago. On a non-GAAP basis, fully diluted earnings per share for the fiscal 2020 first quarter was $0.16 versus $0.19 reported in the first quarter a year ago.

Cash flow from operations was $17.0 million in the fiscal 2020 first quarter compared to $3.0 million for the same period a year ago.  Free cash flow was $8.6 million compared to $3.9 million of cash used in the same period a year ago.

“In the first quarter of fiscal 2020, we took another sizeable step forward in terms of client satisfaction and realized bookings growth of 9%. Across the board, our financials came in mostly in line. While we did experience some trends in the quarter that will affect the full year revenue, the continued increase in the size of our deals and the launch of new capabilities support our confidence in our future growth plans,” said Rusty Frantz, president and chief executive officer of NextGen Healthcare.

Fiscal 2020 Financial Outlook

The company is updating their outlook for fiscal 2020 and now expects:

•	Revenue of between $536 million and $550 million
•	Non-GAAP EPS of between $0.82 and $0.90

Conference Call Information

NextGen Healthcare will host a conference call to discuss its fiscal 2020 first quarter operating results on Wednesday, July 24, 2019 at 5:00 PM ET (2:00 PM PT). Shareholders and interested participants may listen to a live broadcast of the conference call by dialing 866-750-8947 or 720-405-1352 for international callers, and referencing participant code 4939527 approximately 15 minutes prior to the call. A recording of the live webcast will be available on investor.nextgen.com after the call. It will be archived for 90 days until October 23, 2019.

About NextGen Healthcare, Inc

NextGen Healthcare is enabling the transformation of ambulatory care by providing a range of software, services, and analytics solutions to medical and dental group practices. The company's portfolio delivers foundational capabilities to empower physician success, enrich the patient care experience, and enable the transition to value-based healthcare. Visit www.nextgen.com for additional information.

Media Contact:
NextGen Healthcare
Cynthia Ragland, (949) 255-2600 x75416
cragland@nextgen.com

or

Investor Contact:

Westwicke Partners

Bob East or Asher Dewhurst

Westwicke Partners

443-213-0500

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events, developments in the healthcare sector and regulatory framework, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, including but not limited to: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; uncertainties related to the future impact of U.S. tax reform; the impact of governmental and regulatory agency investigations; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; disruptions caused by acquisitions of companies, products, or technologies; and general economic conditions. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than NextGen Healthcare, Inc., which limits comparability between companies. The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company's financial condition and results. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. The Company calculates free cash flow by as total Net cash provided by operating activities, net of cash used for the additions of capitalized software costs and equipment and improvements. The Company calculates non-GAAP diluted earnings per share by excluding net acquisition costs, amortization of acquired intangible assets, amortization of deferred debt issuance costs, restructuring costs, net securities litigation defense costs, share-based compensation, impairment of assets, and other non-run-rate expenses from GAAP income before provision for income taxes.

The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each quarter of fiscal year 2019 was 22.0% and is expected to remain at 22.0% for each quarter of fiscal year 2020. The determination of this rate is based on the consideration of both historic and projected financial results. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

The Company’s future period guidance in this release includes adjustments for items not indicative of the Company’s core operations. Such adjustments are generally expected to be of a nature similar to those adjustments applied to the Company’s historic GAAP financial results in the determination of the Company’s non-GAAP diluted earnings per share. Such adjustments, however, may be affected by changes in ongoing assumptions and judgments as to the items that are excluded in the calculation of non-GAAP adjusted net income and adjusted diluted earnings per share, as described in this release. The exact amount and probable significance of these adjustments, including net acquisition costs, restructuring costs, net securities litigation defense costs, impairment of assets, and other non-run-rate expenses, are not currently determinable without unreasonable efforts, but may be significant. These items cannot be reliably quantified or forecasted due to the combination of their historic and expected variability. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,
	2019	2018
Revenues:
Recurring	$119,447	$120,007
Software, hardware, and other non-recurring	12,414	13,193
Total revenues	131,861	133,200
Cost of revenue:
Recurring	50,540	48,153
Software, hardware, and other non-recurring	6,278	7,154
Amortization of capitalized software costs and acquired intangible assets	8,413	6,544
Total cost of revenue	65,231	61,851
Gross profit	66,630	71,349
Operating expenses:
Selling, general and administrative	40,128	44,636
Research and development costs, net	22,051	22,128
Amortization of acquired intangible assets	865	1,168
Impairment of assets	489	—
Restructuring costs	1,707	—
Total operating expenses	65,240	67,932
Income from operations	1,390	3,417
Interest income	79	29
Interest expense	(472)	(730)
Other income (expense), net	(133)	374
Income before provision for (benefit of) income taxes	864	3,090
Provision for (benefit of) income taxes	(380)	442
Net income	$1,244	$2,648
Net income per share:
Basic	$0.02	$0.04
Diluted	$0.02	$0.04
Weighted-average shares outstanding:
Basic	65,015	64,019
Diluted	65,353	64,054

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	June 30, 2019	March 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$28,607	$33,079
Restricted cash and cash equivalents	8,183	1,443
Accounts receivable, net	81,748	87,459
Contract assets	12,039	13,242
Inventory	72	120
Income taxes receivable	2,882	3,682
Prepaid expenses and other current assets	21,985	20,826
Total current assets	155,516	159,851
Equipment and improvements, net	22,772	21,404
Capitalized software costs, net	38,465	37,855
Operating lease assets	41,992	—
Deferred income taxes, net	6,207	6,194
Contract assets, net of current	3,554	3,747
Intangibles, net	47,442	52,595
Goodwill	218,771	218,771
Other assets	32,606	32,478
Total assets	$567,325	$532,895
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,848	$5,432
Contract liabilities	53,963	56,009
Accrued compensation and related benefits	17,226	25,663
Income taxes payable	57	64
Operating lease liabilities	9,744	—
Other current liabilities	41,412	41,064
Total current liabilities	128,250	128,232
Deferred compensation	6,046	5,905
Line of credit	6,000	11,000
Operating lease liabilities, net of current	44,281	—
Other noncurrent liabilities	1,918	11,812
Total liabilities	186,495	156,949
Commitments and contingencies
Shareholders' equity:
Common stock
$0.01 par value; authorized 100,000 shares; issued and outstanding 65,383 and 64,838 shares at June 30, 2019 and March 31, 2019, respectively	654	648
Additional paid-in capital	268,488	264,908
Accumulated other comprehensive loss	(1,177)	(1,231)
Retained earnings	112,865	111,621
Total shareholders' equity	380,830	375,946
Total liabilities and shareholders' equity	$567,325	$532,895

NEXTGEN HEALTHCARE, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended June 30,
	2019	2018
Income before provision for income taxes - GAAP	$864	$3,090
Non-GAAP adjustments:
Acquisition costs, net	—	1,634
Amortization of acquired intangible assets	5,153	5,456
Amortization of deferred debt issuance costs	177	177
Restructuring costs	1,707	—
Securities litigation defense costs, net of insurance	37	279
Share-based compensation	4,891	3,116
Impairment of assets	489	—
Other non-run-rate expenses*	90	1,948
Total adjustments to GAAP income before provision for income taxes:	12,544	12,610
Income before provision for income taxes - Non-GAAP	13,408	15,700
Provision for income taxes	2,950	3,454
Net income - Non-GAAP	$10,458	$12,246
Diluted net income per share - Non-GAAP	$0.16	$0.19
Weighted-average shares outstanding (diluted):	65,353	64,054

* Other non-run-rate expenses for the three months ended June 30, 2019 consist primarily of excess lease-related expense for vacated locations. Other non-run-rate expenses for the three months ended June 30, 2018 consist primarily of severance and other employee-related costs not related to core operations.